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                                                                     EXHIBIT 3.1

                             THE COMPANIES ORDINANCE

                           A COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION

                                       OF

                            BACKWEB TECHNOLOGIES LTD.
                                 (the "Company")



                           ---------------------------



                                   PRELIMINARY


1.       Table "A" Excluded

                The regulations contained in the second schedule to the Companies Ordinance (New Version), 5743-1983 (the "Companies Ordinance") shall not apply to the Company.


2.      Public Company

                This Company is a Public Company, as such term is defined in the Companies Ordinance.



                                  SHARE CAPITAL


3.      Share Capital

                (a) The authorized share capital of the Company is NIS 6,002,034.88, divided into 50,000,000 (fifty million) Preferred Shares of undesignated series ("Preferred Shares"), nominal value NIS 0.03 per share (or such other nominal value recommended by the Board of Directors), 150,000,000 (One hundred fifty million)



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Ordinary Shares, nominal value NIS 0.03 per share, and 1 (one) Series E
Preferred Share, nominal value NIS 0.01 ("Series E Preferred").

                (b) The Preferred Shares may be issued from time to time as shares of one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issuance of such shares from time to time adopted by the Board of Directors of the Company. In the resolution or resolutions providing for the issuance of such shares, the Board of Directors of the Company is expressly authorized, without the need for shareholder action, to fix the terms and preferences of the shares of such series, including without limitation the dividend rate, the redemption price, the voting rights, the right or obligation of the Company to redeem the shares, and the terms upon which the shares are convertible into or exchangeable for shares of any other class or classes.

                (c) The Ordinary Shares all rank pari passu.

                (d) The Series E Preferred shall have the rights, preferences, privileges and restrictions granted to and imposed on the Series E Preferred as may be specifically indicated herein and/or as the context may so reasonably require. The registered holder of the Series E Preferred Share shall be entitled to have a number of votes equal to the number of outstanding exchangeable shares of BackWeb Canada Inc. (the BackWeb Canada Exchangeable Shares"), a corporation incorporated under the laws of Ontario, Canada and a subsidiary of the Company, from time to time (excluding those owned by the Company and its affiliates which are corporations or partnerships or other like entities), and with respect to such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of that same number of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Articles of Association of the Company, and shall be entitled to vote, together with holders of Ordinary Shares, for the election of directors and with respect to any question upon which holders of Ordinary Shares have the right to vote. The holder of the Series E Preferred shall not be entitled to receive any dividends declared and paid by the Company. On such date as no BackWeb Canada Exchangeable Shares remain outstanding and there are no securities, or other agreements of BackWeb Canada Inc. which could give rise to the issuance of any BackWeb Canada Exchangeable Shares to any person (other than the Company or its affiliates which are corporations or partnerships or other like entities), the Series E Preferred shall be canceled and shall have no further rights. Upon liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred shall be entitled to receive only the par value of the Series E Preferred, 0.01 NIS, subject to any prior rights of holders of Preferred Shares and in parity with the holders of Ordinary Shares.


4.      Increase of Authorized Share Capital



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                (a) The Company may, from time to time, by Special Resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares previously issued have been called up for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Special Resolution shall provide.

                (b) Except to the extent otherwise provided in such Special Resolution, any new shares included in the authorized share capital so increased shall be subject to all the provisions of these Articles which are applicable to shares of such class included in the existing share capital without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).


5.      Special Rights; Modification of Rights

                (a) Subject to the provisions of the Memorandum of Association of the Company, and without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Special Resolution, provide for shares with such preferred or deferred rights or rights of redemption, or other special rights and/or such restrictions, whether in regard to dividends, voting repayment of share capital or otherwise, as may be stipulated in such Special Resolution.

                (b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Special Resolution, subject to the consent in writing of the holders of seventy-five percent (75%) of the issued shares of such class.

                        (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class; provided, however, that the requisite quorum at any such separate General Meeting shall be two or more members present in person or proxy and holding not less than seventy-five percent (75%) of the issued shares of such class.

                        (iii) Unless otherwise provided by these Articles, the enlargement of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 5(b), to modify or abrogate the rights attached to previously issued shares of such class or of any other class.


6.      Consolidation, Subdivision, Cancellation and Reduction of Share Capital



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                (a) The Company may, from time to time, by Special Resolution
(subject, however, to the provisions of Article 5(b) hereof and to applicable law):

                        (i) consolidate and divide all or any part of its issued or unissued authorized share capital into shares of a per share nominal value which is larger than the per share nominal value of its existing shares;

                        (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, however, to the provisions of Section 144(4) of the Companies Ordinance);

                        (iii) cancel any shares which, at the date of the adoption of such Special Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; or

                        (iv) reduce its share capital in any manner, subject to any consent required by law.

                (b) With respect to any consolidation of issued shares of a larger nominal value per share, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and in connection with any such consolidation or other action which would result in fractional shares may, without limiting its power:

                        (i) determine, as to the holder of the shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share;

                        (ii) allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

                        (iii) redeem, in the case of redeemable preference shares and subject to applicable law, such fractional shares sufficient to preclude or remove fractional share holdings;

                        (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 6(b)(iv).



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                                     SHARES


7.      Issuance of Share Certificates; Replacement of Lost Certificates

                (a) Share certificates shall be issued under the corporate seal of the Company and shall bear the signature of one Director, or of any other person or persons authorized by the Board of Directors.

                (b) Each member shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

                (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Members in respect of such co-ownership.

                (d) A share certificate which has been defaced, lost or destroyed may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.


8.      Registered Holder

                Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.


9.      Allotment of Shares

                The unissued shares from time to time shall be under the control of the Board of Directors. The Board of Directors shall have the power to allot, issue or otherwise dispose of shares to such persons, on such terms and conditions (including terms relating to calls as set forth in Article 11(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Ordinance, at a discount and/or with payment of commission, and at such times, as the Board of Directors deems fit. The



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Board of Directors shall also have the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors deems fit.


10.     Payment in Installments

                If, pursuant to the terms of the allotment or issue of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.


11.     Calls on Shares

                (a) The Board of Directors may, from time to time, as it in its discretion deems fit, make calls for payment upon members in respect of any sum which has not been paid up in respect of shares held by such members and which is not, pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments) to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

                (b) Notice of any call for payment by a member shall be given in writing to such member not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a member, the Board of Directors may in its absolute discretion, by notice in writing to such member, revoke such call in whole or in part, or stipulate different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

                (c) If, pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 11, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).



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                (d) Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

                (e) Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel) and payable at such time(s) as the Board of Directors may prescribe.

                (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls for payment in respect of such shares.


12.     Prepayment

                With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 12 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.


13.     Forfeiture and Surrender

                (a) If any member fails to pay an amount payable by virtue of a call, or interest thereon as provided for in these Articles, on or before the day fixed for payment of the same, the Board of Directors may, at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including without limitation attorneys' fees and costs of legal proceedings, shall be added to, and shall for all purposes (including the accrual of interest thereon) constitute a part of, the amount payable to the Company in respect of such call.

                (b) Upon the adoption of a resolution as to the forfeiture of a member's share, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited; provided, however, that prior to such date, the Board of Directors may nullify such resolution of forfeiture, but no such



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nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

                (c) Without derogating from Articles 54 and 59 hereof, whenever shares are forfeited as herein provided, all dividends, if any, previously declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

                (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

                (e) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

                (f) Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall nevertheless be liable to pay, and shall immediately pay to the Company, all calls, interest and expenses owing on or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in
Article 11(e) above. The Board of Directors in its discretion may, but shall not be obligated to, enforce the payment of such moneys or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another.

                (g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 13.


14.     Lien

                (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and obligations to the Company arising from any amount payable by such member in respect of any unpaid or partly paid share, whether or not such debt, liability or obligation has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.



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                (b) The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or obligation giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or obligation has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

                (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or obligations of such member in respect of such share (whether or not the same have matured), and the residue (if any) shall be paid to the member, his executors, administrators or assigns.


15.     Sale after Forfeiture or Surrender or in Enforcement of Lien

                Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Register of Members in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Register of Members in respect of such share the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.


16.     Redeemable Shares

                The Company may, subject to applicable law, issue redeemable shares and redeem the same.


17.     Conversion of Shares into Stock

                (a) The Board of Directors may, with the sanction of the members previously given by Special Resolution, convert any paid-up shares into stock, and may with like sanction reconvert any stock into paid-up shares of any denomination.

                (b) The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as the shares from which the stock arose might have been transferred prior to conversion, or as near thereto as circumstances admit; provided, however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions



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of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

                (c) The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

                (d) The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege except participation in the dividends and profits of the Company shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

                (e) Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "member") therein shall include "stock" and "stockholder."



                               TRANSFER OF SHARES


18.     Registration of Transfer

                (a) No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

                (b) The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Members for registrations of transfers of shares during any year for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any such period during which the Register of Members is so closed.


19.     Record Date for Notices of General Meetings



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                Notwithstanding any other contrary provision of these Articles, the Board of Directors may fix a date, not exceeding ninety (90) days prior to the date of any General Meeting, as the date as of which shareholders entitled to notice of and to vote at such meetings shall be determined, and all persons who were holders of record of voting shares on such date and no others shall be entitled to notice of and to vote at such meeting.



                             TRANSMISSION OF SHARES


20.     Decedent's Shares

                (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

                (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer contained in these Articles, transfer such share.


21.     Receivers and Liquidators

                (a) The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to, a member or its properties, as being entitled to the shares registered in the name of such member.

                (b) Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member and such trustee, manager, receiver, liquidator, or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to, a member or its properties, upon producing such evidence as the Board of Directors may deem sufficient to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer contained in these Articles, transfer such shares.



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                              BUSINESS COMBINATIONS


22.     Business Combinations with Interested Shareholders

                (a) Notwithstanding any other provision of these Articles, the Company shall not engage in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

                        (1) prior to such time the Board of Directors of the Company approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

                        (2) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 75% of the voting shares of the Company outstanding at the time the transaction commenced.

                (b) As used in this Article only, the term:

                        (1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person.

                        (2) "associate," when used to indicate a relationship with any person, means (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting share, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

                        (3) "business combination," when used in reference to the Company and any interested shareholder of the Company, means:

                                (i) any merger or consolidation of the Company
or any direct or indirect majority owned subsidiary of the Company with (A) an interested shareholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by an interested shareholder and as a



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result of such merger or consolidation subsection (a) of this Article is not applicable to the surviving entity;

                                (ii) any sale, lease, exchange, mortgage,
pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such Company to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority owned subsidiary of the Company, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all of the outstanding shares of the Company;

                                (iii) any transaction which results in the
issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested shareholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for or convertible into shares of the Company or any such subsidiary, which securities were outstanding prior to the time that the interested shareholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary, which security is distributed pro rata to all holders of a class or series of shares of the Company subsequent to the time the interested shareholder became such, (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares or, (D) any issuance or transfer of shares by the Company; provided, that in no case under
(B)-(D) above shall there be an increase in the interested shareholder's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

                                (iv) any transaction involving the Company or
any direct or indirect majority owned subsidiary of the Company which has the effect directly or indirectly of increasing the proportionate share of the shares of any class or series or securities convertible into the shares of any class or series of the Company or of any such subsidiary which is owned by the interested shareholder except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the interested shareholder; or

                                (v) any receipt by the interested shareholder of
the benefit, directly or indirectly (except proportionately as a shareholder of such Company), of any loans, advances, guarantees, pledges or any other financial benefits (other than those expressly permitted in subparagraphs
(i)-(iv) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

                        (4) "control" including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether



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through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares in good faith and not for the purpose of circumventing this Article as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

                        (5) "interested shareholder" means any person (other than the Company and any direct or indirect majority owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the three year period immediately prior to that date on which it is sought to be determined whether such person is an interested shareholder and the affiliates and associates of such person. For the purpose of determining whether a person is an interested shareholder, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                        (6) "person" means any individual, corporation, partnership, unincorporated association or other entity.

                        (7) "share" means with respect to any corporation shares of its capital and with respect to any other entity any equity interest.

                        (8) "voting shares" means with respect to any corporation shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

                        (9) "owner," including the terms "own" and "owned," when used with respect to any share, means a person that individually or with or through any of its affiliates or associates:

                                (i) beneficially owns such share, directly or
indirectly: or

                                (ii) has (A) the right to acquire such share
(whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of share tendered pursuant to a tender or exchange; or (B) the right to vote such share pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any share because of such person's right to vote such share if the agreement, arrangement, or understanding to vote such share arises solely from a recoverable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons: or

                                (iii) has any agreement, arrangement or
understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph) or disposing of such share with any other person that beneficially owns or whose affiliates or associates beneficially own, directly or indirectly, such share.



                                GENERAL MEETINGS


23.     Annual General Meeting

                An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place, either within or out of the State of Israel, as may be determined by the Board of Directors.


24.     Extraordinary General Meetings

                All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings." The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting, at such time and place, within or out of the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a request in writing in accordance with Section 109 of the Companies Ordinance.


25.     Notice of General Meetings; Omission to Give Notice

                (a) Not less than seven (7) days' prior notice shall be given of every General Meeting; provided, however, that a Special Resolution shall not be passed unless at least twenty-one (21) days' prior notice shall have been given of the meeting at which it is proposed to pass the same. Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon, such notice to be given to all members who would be entitled to attend and vote at such meeting. Anything herein to the contrary notwithstanding, with the consent of all members entitled to vote thereon a resolution may be proposed and passed at such meeting although a lesser notice than prescribed above has been given.

                (b) The accidental omission to give notice of a meeting to any member, or the non-receipt of notice sent to such member, shall not invalidate the proceedings at such meeting.



                         PROCEEDINGS AT GENERAL MEETINGS


26.     Quorum

                (a) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

                (b) In the absence of contrary provisions in these Articles, two or more members (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate more than fifty percent of the voting power of the Company, shall constitute a quorum of General Meetings.

                (c) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon request under
Section 109 of the Companies Ordinance, shall be dissolved, but in any other case it shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the shares present in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting (other than an adjourned separate meeting of a particular class of shares as referred to in Article 5 of these Articles), any two (2) members (not in default as aforesaid) present in person or by proxy shall constitute a quorum.


27.     Chairman

                The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If at any meeting the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Co-Chairman shall preside at the meeting. If at any such meeting both the Chairman and the Co-Chairman are not present or are unwilling to act as Chairman, members present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).


28.     Adoption of Resolutions at General Meetings

                (a) (i) An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

                        (ii) A Special or Extraordinary Resolution shall be deemed adopted if approved by the holders of not less then seventy-five per cent (75%) of the voting power represented at the meeting in person or by proxy and voting thereon.

                (b) Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

                (c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.


29.     Resolutions in Writing

                A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.


30.     Power to Adjourn

                The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.


31.     Voting Power

                Subject to the provisions of Articles 3(b) and 32(a) and subject to any other provision conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.


32.     Voting Rights

                (a) No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum) unless all calls then payable by him in respect of his shares in the Company have been paid, but this Article 32(a) shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 5(b).

                (b) A company or other corporate body being a member of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

                (c) Any member entitled to vote may vote either in person or by proxy (who need not be a member of the Company) or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 32(b).

                (d) If two or more persons are registered as joint holders of any shares, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 32(d), seniority shall be determined by the order of registration of the joint holders in the Register of Members.



                                     PROXIES

33.     Instrument of Appointment

                (a) An instrument appointing a proxy shall be in writing and shall be substantially in the following form:


        "I_______________________ of ______________________________________
           (Name of Shareholder)           (Address of Shareholder)

        being a member of BackWeb Technologies Ltd. hereby appoint _______________________ of _____________________________
           (Name of Proxy)               (Address of Proxy)
        as my Proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _________ day of ___________, ________ and at any adjournment(s) thereof.


        Signed this _____________ day of _______________, ____________.


                                            _____________________________
                                            (Signature of Appointor)"


or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointor or such person's duly authorized attorney or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

                (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its registered office, at its principal place of business, at the offices of its registrar or transfer agent, or at such place as the Board of Directors may specify) not less than 24 hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.


34. Effect of Death of Appointor or Transfer of Share and/or Revocation of Appointment

                (a) A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

                (b) An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the member appointing such proxy cancelling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 33(b) for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 33(b) hereof, or (ii) if the appointing member is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such member of the revocation of such appointment, or if and when such member votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing member at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 34(b) at or prior to the time such vote was cast.



                               BOARD OF DIRECTORS


35.     Powers of Board of Directors

                (a) In General

                The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company by action of its members at a General Meeting. The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Ordinance, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company by action of its members at a General Meeting; provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

                (b) Borrowing Power

                The Board of Directors may from time to time, at its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

                (c) Reserves

                The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.


36.     Exercise of  Powers of Board of Directors

                (a) A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

                (b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

                (c) A resolution in writing signed by all the members of the Board of Directors then in office and lawfully entitled to vote thereon or to which all such Directors have given their written consent (by letter, telegram, telex, facsimile, electronic mail or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.


37.     Delegation of Powers

                (a) The Board of Directors may, subject to the provisions of the Companies Ordinance, delegate any or all of its powers to committees, each consisting of one or more persons (who are Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed

(in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions contained in these Articles for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

                (b) Without derogating from the provisions of Article 50, the Board of Directors may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors deems fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Ordinance, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it deems fit.

                (c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose
(s) and with such powers, authorities and discretion, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

38.     Number of Directors

                The Board of Directors shall consist of five (5) directors, or such other number which is no less than four (4) and no more than seven (7), as may be determined from time to time by an ordinary resolutions of the shareholders; provided, that the number of directors may be increased from time to time by resolution adopted by the affirmative vote of a majority of the Continuing Directors (as defined below). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.


39.     Election and Removal of Directors

                (a) Subject to the provisions of Article 42, following the closing of the Company's initial public offering, the Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of

Directors. At the first annual meeting of shareholders following the closing of the Company's initial public offering, the term of office of Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of shareholders following the closing of the Company's initial public offering, the term of office of Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the closing of the Company's initial public offering, the term of office of Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual meeting, subject to the provisions of Article
42. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. The holders of a majority of the voting power represented at a General Meeting in person or by proxy and voting thereon at such Meeting shall be entitled to remove any Director(s) from office.

                (b) Notwithstanding the foregoing nor and the provisions of
Article 41, whenever the holders of any one or more classes or series of shares issued by the Corporation Company throughout the Articles shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms so provided under the Articles of Association applicable at that time thereto such class or series, and such directors so elected shall not be divided into classes pursuant to this Article, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provision of this Article, in each case unless expressly provided by such terms.


40.     Qualification of Directors

                No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.


41.     Continuing Directors in the Event of Vacancies

                Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors of the Board of Directors, may be filled by a decision of the majority of the Board of Directors then in office, even where less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.


42.     Vacation of Office

                (a) The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he becomes bankrupt, or if the Director is a company upon its winding-up.

                (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.


43.     Remuneration of Directors

                A Director shall be paid remuneration by the Company for his services as Director to the extent such remuneration shall have been approved by a General Meeting of the Company and in accordance with the Companies Ordinance.


44.     Conflict of Interests

                Subject to the provisions of the Companies Ordinance, no Director shall be disqualified by virtue of his office from holding any office or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Companies Ordinance, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, no later than at the first meeting of the Board of Directors after the acquisition of his interest.


45.     Alternate Directors

                (a) A Director may, by written notice to the Company given in the manner set forth in Article 45(b) below, appoint any individual (whether or not such person is then a member of the Board of Directors) as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternative Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time concurrent with the term of the appointing Director.

                (b) Any notice to the Company pursuant to Article 45(a) shall be given in person to, or by sending the same by mail to the attention of, the General Manager of the Company at the principal office of the Company, to such other persons or place as the Board of Directors shall have determined for such purpose, and shall become effective on the date fixed therein or upon the receipt thereof by the Company, whichever is later.

                (c) An Alternate Director shall have all the rights and obligations of the Director who appointed him; provided, however, that (i) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), (ii) an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present, and (iii) the Alternate Director is not entitled to remuneration.

                (d) Any individual, whether or not he be a member of the Board of Directors, may act as an Alternate Director. One person may act as Alternate Director for several Directors, and in such event he shall have a number of votes (and shall be treated as the number of persons for purposes of establishing a quorum) equal to the number of Directors for whom he acts as Alternative Director. If an Alternate Director is also a Director in his own right, his rights as an Alternate Director shall be in addition to his rights as a Director.

                (e) An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

                (f) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 42, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.



                      PROCEEDINGS OF THE BOARD OF DIRECTORS


46.     Meetings

                (a) The Board of Directors may meet and adjourn its meeting and otherwise regulate such meetings and proceedings as the Directors think fit.

                (b) Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than seven (7) days' notice shall be given of any meeting so convened. Notice of any such meeting may be given orally, by telephone, in writing or by mail, electronic mail, telex, cablegram or facsimile. Notwithstanding anything to the contrary herein, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid.


47.     Quorum

                Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by telephone conference of a majority of the Directors then in office who are lawfully entitled to participate in the meeting. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by telephone conference) when the meeting proceeds to business.


48.     Chairman of the Board of Directors

                The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors and another of its members to be the Co-Chairman, remove such Chairman and Co-Chairman from office, and appoint others in their place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting or if he is unwilling to take the chair, the Co-Chairman shall preside. If both the Chairman and the Co-Chairman are not present or are unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.


49.     Validity of Acts Despite Defects

                All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person (s) acting as Director (s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect of disqualification.



                      CHIEF EXECUTIVE OFFICER AND PRESIDENT


50.     Chief Executive Officer and President

                The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer or Officers, General Manager or Managers, or President of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have authority with respect to the management of the Company in the ordinary course of business. Such appointment
(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Ordinance and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.



                                     MINUTES


51.     Minutes

                (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose, and shall be held by the Company at its registered office or such other place as shall have been determined by the Board of Directors. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

                (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

                                    DIVIDENDS


52.     Declaration of  Dividends

                The Board of Directors may from time to time declare, and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company. The final dividend in respect of any fiscal period shall be proposed by the Board of Directors and shall be payable only after the same has been approved by Ordinary Resolution of the Company, but no such resolution shall provide for the payment of an amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final dividend shall affect any interim dividend previously declared and paid. The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.


53.     Funds Available for Payment of Dividends

                No dividend shall be paid otherwise than out of the profits of the Company.


54.     Amount Payable by Way of  Dividends

                (a) Subject to the rights of the holders of shares as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which such dividend is being paid, without taking into account the premium paid up for the shares. The amount paid up on account of a share which has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder shall not be deemed, for the purposes of this Article, to be a sum paid on account of the share.

                (b) Whenever the rights attached to any shares or the terms of issue of the share do not provide otherwise, shares which are fully paid up or which are credited as fully or partly paid within any period in respect of which dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).


55.     Interest

                No dividend shall carry interest as against the Company.

56.     Payment in Specie

                Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, the Company (i) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, to the credit of a reserve fund for the redemption of capital or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and (ii) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.


57.     Implementation of Powers under Article 56

                For the purpose of giving full effect to any resolution under
Article 56, and without derogating from the provisions of Article 6(b) hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issued fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any member upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the right of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Section 130 of the Companies Ordinance, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.


58.     Dividends on Unpaid Shares

                Without derogating from Article 54 hereof, the Board of Directors may give an instruction which shall prevent the distribution of a dividend to the holders of shares whose full nominal amount has not been paid up.

59.     Retention of Dividends

                (a) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities or obligations in respect of which the lien exists.

                (b) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 20 or 21, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.


60.     Unclaimed Dividends

                All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof. The principal (and only the principal) of an unclaimed dividend or such other moneys shall be, if claimed, paid to a person entitled thereto.


61.     Mechanics of Payment

                Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register of Members of his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 20 or 21 hereof, as applicable, or such person's bank account), or to such person and at such other address as the person entitled thereto may be writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.


62.     Receipt from a Joint Holder

                If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such shares.


                                    ACCOUNTS


63.     Books of Account

                The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Ordinance and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.


64.     Audit

                At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.


65.     Auditors

                The appointment, authorities, rights and duties of the auditor(s) of the Company shall be regulated by applicable law; provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

                                BRANCH REGISTERS


66.     Branch Registers

                Subject to and in accordance with the provisions of Sections 71 to 80, inclusive, of the Companies Ordinance and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.


67.     Audit Committee

                (a) For purposes of these Articles the terms "Office Holder," "Personal Interest" and "Relative" shall be defined as set forth in Section 96(24) of the Companies Ordinance.

                (b) The Board of Directors shall appoint an Audit Committee which shall be composed of three members, none of whom shall be Chairman or Co-Chairman of the Board of Directors, the Chief Executive Officer, Controller, Secretary or any other Office Holder who is an employee of the Company, and the majority of whom shall not be shareholders of the Company holding more than 5% (five percent) of the issued and outstanding share capital of the Company, or their relatives.

                (c) All of the following matters shall be brought before the Audit Committee, and no action in respect thereof shall be taken prior to receiving the Audit Committee's and the Board of Director's approval. Approval of the Board of Directors may be given only following the Audit Committee's approval:

                        (i) proposed transactions to which the Company intends to be a party in which an Officer Holder has a direct or indirect Personal Interest;

                        (ii) actions which may otherwise be deemed to constitute a breach of fiduciary duty or the duty of care, as defined in Section 96(27) of the Companies Ordinance, of an Office Holder of the Company;

                        (iii) agreements with directors as to the terms of their services; and

                        (iv) indemnification of Office Holders.

                (d) Approval by the majority of the Members of the Audit Committee shall be deemed approval of the Audit Committee for the purposes of this Article.

                (e) The Audit Committee shall meet upon receiving at least seven days' prior written notice from the Board of Directors of a meeting. Such prior written notice shall contain details of the action in respect of which the meeting will be convened.

                (f) Should a majority of the Audit Committee of the Board of Directors have a Personal Interest in any of the matters detailed in Section 67(c) above, the action shall be raised at the next General Meeting, and shall be subject to approval of the General Meeting.

                (g) Any Office Holder whose interest is brought before the Audit Committee and the Board of Directors for approval shall not be present nor shall he have a vote at any meeting at which his interest shall be discussed or voted upon.


                             INDEMNITY AND INSURANCE


68.     Indemnity and Insurance

                Subject to the provisions of the Companies Ordinance, the Company may (i) procure insurance for, or indemnify any Office Holder, to the fullest extent permitted and not prohibited by Sections 96(41) and 96(42) of the Companies Ordinance, or any successor provisions; provided, however, that the procurement of any such insurance or provision of any such indemnification, as the case may be, is approved by the Audit Committee of the Company and otherwise as required by law; or (ii) procure insurance for or indemnify any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.


                                   WINDING UP


69.     Winding up

                If the Company is wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.

                       RIGHTS OF SIGNATURE, STAMP AND SEAL


70.     Rights of Signature, Stamp and Seal

                (a) The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

                (b) The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

                (c) The Company may exercise the powers conferred by Section 102 of the Companies Ordinance regarding a seal for use abroad, and such powers shall be vested in the Board of Directors.


                                     NOTICES

71.     Notices

                (a) Any written notice or other document may be served by the Company upon any member either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any member upon the Company by tendering the name in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its registered office. Any such notice or other document shall be deemed to have been served forty-eight (48) hours after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than forty-eight hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary) or the General Manager). Notice sent by cablegram, telex, facsimile or electronic mail shall be deemed to have been served when actually received by such member (or by the Company). If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 71(a).

                (b) All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

                (c) Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

                (d) Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting which is published in at least two daily newspapers in the State of Israel within the time otherwise required for giving notice of such meeting under Article 25 hereof and containing the information required to be set forth in such notice under such Article shall be deemed to be a notice of such meeting duly given, for purposes of these Articles, to any member whose address as registered in the Register of Members is located in the State of Israel.